UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 3, 2015

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 8.01 — Other Events.

Yahoo! Finance, an online source for stock trading information, has issued inaccurate information for Retractable Technologies, Inc.’s stock and may not be a reliable source for trading information.  For example, for December 3, 2015, Yahoo! Finance reports an opening, low, high, and closing price of $2.50 per share with 1,044,900 total shares traded on that day.  Accordingly, Yahoo! Finance published an inaccurate 52-week low price of $2.50 per share.

In contrast, according to information published online by NYSE.com, Retractable Technologies, Inc.’s opening, low, high, and closing price on December 3, 2015 was $3.53 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 11, 2015	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER